EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160837, No.333-147806, No.333-139608 and No.333-127423) of our report dated June 30, 2010 relating to the consolidated financial statements of China Technology Development Group Corporation (the “Company”), which appears in the Company’s Form 20-F filed with the Securities and Exchange Commission on June 30, 2010.
/s/PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shenzhen, the People’s Republic of China
June 30, 2010